UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BROOKDALE SENIOR LIVING INC.
(Name of Registrant as Specified In Its Charter)

ORTELIUS ADVISORS, L.P. PANGAEA VENTURES, L.P. ORTELIUS ADVISORS GP I, LLC PETER DESORCY STEVEN J. INSOFT PAULA J. POSKON FRANK J. SMALL IVONA SMITH STEVEN L. VICK LORI B. WITTMAN
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Ortelius Advisors, L.P., a Delaware limited partnership, together with the other participants named herein (“Ortelius”), has filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission to be used to solicit proxies with respect to the election of Ortelius’ slate of highly qualified director candidates at the 2025 annual meeting of stockholders (the “Annual Meeting”) of Brookdale Senior Living Inc., a Delaware corporation (the “Company”).

Item 1: On June 23, 2025, Ortelius issued the following press release:

Leading Independent Proxy Advisory Firm ISS Supports Compelling Case for Change to Brookdale Senior Living Inc. Board of Directors and Recommends Vote on the WHITE Ortelius Proxy Card

ISS Acknowledges that Ortelius’ Campaign Has Been a Catalyst for Positive Change at Brookdale and that Ortelius has Presented a Compelling Case for Further Change on the Board

ISS Questions Board’s Recent Director Appointments and their Independence from Legacy Directors, and Whether Incumbent Directors are Equipped to Run a Successful CEO Search Based on Deficiencies in the Succession Planning Process

Ortelius Urges Brookdale Stockholders to Vote FOR all Six of Ortelius’ Nominees on the WHITE Proxy Card

NEW YORK--(BUSINESS WIRE)--Ortelius Advisors, L.P. (“Ortelius”) today announced that a leading independent proxy advisory firm, Institutional Shareholder Services Inc. (“ISS”), has recommended that stockholders vote FOR the election of Ortelius nominees to the Brookdale Senior Living Inc. (NYSE: BKD) (“Brookdale” or “Company”) Board of Directors, on the WHITE Ortelius proxy card, at the upcoming 2025 Annual Meeting of Stockholders.

Peter DeSorcy, Managing Member of Ortelius, said:

“We are pleased that ISS agrees with our view that there is a need for urgent change at Brookdale. As ISS observed, the Board only appears to act when pushed by stockholders, which underscores Ortelius’ campaign to put more qualified and independent voices in the boardroom.

ISS also further validated Ortelius’ position that the Board’s CEO transition process was both reactive and flawed. We firmly believe that ALL Ortelius nominees are needed to effect essential change at Brookdale. If elected, the Ortelius nominees will bring to the Board relevant skills, expertise, and experience in recruiting high-performing CEOs, and restore confidence in the critical process to select Brookdale’s next CEO.

While there remain many paths to building and unlocking the significant value within Brookdale, a new and qualified Board is an absolutely necessary first step. We urge our fellow Brookdale stockholders to vote FOR all six of the Ortelius nominees on the WHITE proxy card.”

In its report finding that Ortelius has presented a compelling case for change at Brookdale, ISS*:

Concluded Brookdale had clearly underperformed its peers and that prior to Ortelius’ public campaign there was a need and an unmet stockholder desire for urgent change at Brookdale:

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“BKD has meaningfully underperformed the two largest companies in the industry, WELL and VTR. Moreover, performance against SNDA, which has faced challenges over the past several years, has been mixed. Importantly, the positive market reaction to recent occupancy rates is promising, but the comparable reactions to other key developments, including [the] announcement [of] this campaign and departure of the CEO, are evidence that change was overdue when the dissident first went public with its criticisms.”

Called out the Board’s lack of engagement with shareholders prior to Ortelius’ public call for change, and the reactive and defensive nature of the Board’s actions:

“During engagement with ISS, the board stated that after launch of the dissident's campaign, it conducted outreach to its seven largest shareholders, which collectively hold 30 to 35 percent of outstanding shares. These shareholders expressed frustrations with BKD's performance under Baier.”

“…the board was seemingly unaware of the opinions harbored by the company's largest shareholders about the former CEO, which only emerged during outreach after launch of the dissident's campaign...it is difficult to conclude that the board has historically been proactive in this important area, which creates questions about whether the board is equipped to now run a successful [CEO search] process. These questions are only heightened by concerns with the board's own refreshment process.”

“… it is evident that there were deficiencies in the succession planning process. This is reflected most clearly in the opinions expressed by the company's largest shareholders about the CEO, and in the positive market reaction to announcement of the change. Moreover, the positioning of the announcement in the midst of a proxy contest provides shareholders with a reason to interpret the development as a defensive maneuver…”

Questioned the Board’s fitness in conducting a credible CEO search process given concerns around the Board’s recent director appointments:

“… the board is now overseeing a pivotal CEO search process. Recent refreshment should have provided shareholders with assurance that the board is equipped to successfully handle this important task. Instead, three of the four new additions have connections to other directors and insiders. This unforced error has accompanied other developments that revealed ongoing concerns about succession planning in general, and raised questions about this process specifically.”

“Beyond questions about the pace of refreshment, there is a pattern of directors and insiders referring new candidates, which raises more serious concerns about independence.”

Validated Ortelius’ criticisms about Brookdale’s operating performance:

“…the company has continually underperformed on an occupancy rate basis versus its peers since Q4 2021…”

“The leased portfolio has underperformed and there are risks inherent in the company's long term leases…”

Confirmed that Ortelius’ plan to sell underperforming properties is well conceived and viable:

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“The dissident's plan follows a logical framework, in that shedding underperforming assets should provide an uplift to operating metrics.”

Endorsed Ortelius nominees Steven L. Vick and Lori B. Wittman for bringing important skills and perspectives to the Board:

“Vick has relevant industry experience, which includes serving as the CEO of multiple senior living operators. His perspective would be complimented by that of Wittman, who has broad real estate experience, including at senior living operators.”

“Wittman is also participating in a CEO search in her role as the lead independent director at GMRE. Ultimately, Vick and Wittman collectively offer independence, industry expertise, and transferable public company board experience. Their presence should offset concerns surrounding recent board refreshment, providing confidence to shareholders about the CEO search process.”

Recommended “Withhold” votes on long tenured Brookdale directors Lee Wielansky, Chair of the Investment Committee, and Victoria Freed, Chair of the Nominating and Governance Committee:

“Given the tenure and positions of Wielansky and Freed, they are arguably the most culpable among incumbent directors for the current state of affairs.”

As validated by ISS’s analysis and recommendation, Ortelius has outlined the clear case for meaningful change at Brookdale, and encourages fellow shareholders and interested parties to visit www.ABetterBrookdale.com for additional information including Ortelius’ open letters to Brookdale shareholders, investor presentation, definitive proxy materials, and information on how to vote the WHITE Proxy Card.

Your vote is important, no matter how many or how few shares of common stock you own. Ortelius urges you to sign, date, and return the WHITE universal proxy card today to vote “FOR” the election of all six Ortelius nominees and in accordance with Ortelius’ recommendations on the other proposals on the agenda for the Annual Meeting.

Stockholders who have questions or require assistance in voting their WHITE Proxy Card, or those who require copies of Ortelius’ proxy materials, should contact: Saratoga Proxy Consulting LLC at (888) 368-0379 or info@saratogaproxy.com

*Permission to use quotations from the ISS report was neither sought nor obtained.

Additional Information

Ortelius Advisors, L.P., together with the other participants in its proxy solicitation (collectively, “Ortelius”), has filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Ortelius’ slate of highly-qualified director nominees at the 2025 annual meeting of stockholders (the “Annual Meeting”) of Brookdale Senior Living Inc., a Delaware corporation (the “Company”). Stockholders are advised to read the proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Ortelius’ proxy solicitation. These materials and other materials filed by Ortelius with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Ortelius with the SEC are also available, without charge, by directing a request to Ortelius’ proxy solicitor, Saratoga Proxy Consulting LLC, at its toll-free number (888) 368-0379 or via email at info@saratogaproxy.com.

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About Ortelius Advisors, L.P.

Ortelius is a research-intensive, fundamental-based, activist-oriented alternative investment management firm focused on event-driven opportunities.

Contacts

Stockholders:

Saratoga Proxy Consulting LLC

John Ferguson & Joseph Mills

(212) 257-1311/(888) 368-0379

info@saratogaproxy.com

Media:

Gagnier Communications

Dan Gagnier & Riyaz Lalani

(646) 569-5897

ortelius@gagnierfc.com

Item 2: Also on June 23, 2025, Ortelius posted the following material to www.ABetterBrookdale.com:

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